                                                                      Exhibit 12



                     GTE NORTH INCORPORATED AND SUBSIDIARY
        STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                             (Thousands of Dollars)


                                                   Nine Months Ended
                                                   September 30, 1996
                                                   ------------------
Net earnings available for fixed charges:
  Income from continuing operations                     $398,825
  Add - Income taxes                                     228,455
        - Fixed charges                                   98,729
                                                        --------
Adjusted earnings                                       $726,009
                                                        ========

Fixed charges:
  Interest expense                                      $ 90,388
  Portion of rent expense
      representing interest                                8,341
                                                        --------
Adjusted fixed charges                                  $ 98,729
                                                        ========

RATIO OF EARNINGS TO FIXED CHARGES                          7.35